UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Jeffrey L. Rutherford, 51, will be joining Ferro Corporation (the "Company") as Vice President and Chief Financial Officer on April 2, 2012. Prior to joining the Company, Mr. Rutherford served as Vice President and Chief Financial Officer of Park-Ohio Holdings Corp., an industrial supply chain logistics and diversified manufacturing business, since 2008. From 2007 until 2008, he served as Senior Vice President and Chief Financial Officer of UAP Holding Corp., an independent distributor of agricultural inputs and professional non-crop products. Mr. Rutherford previously served as President and Chief Executive Officer of LESCO, Inc., a provider of professional turf care products and a division of John Deere & Co., from 2005 to 2007, and as LESCO’s Chief Financial Officer from 2002 to 2005. From 1998 to 2002, he was the Senior Vice President, Treasurer and Chief Financial Officer of OfficeMax, Inc., an office products company. Prior to joining OfficeMax, he spent fourteen years with the accounting firm Arthur Andersen & Co.

The material terms of Mr. Rutherford’s compensatory arrangements with the Company are as follows:

Upon joining the Company, Mr. Rutherford will receive an annualized base salary of $430,000. Mr. Rutherford will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus opportunity of 65% of base salary to be paid on a pro rata basis for 2012. He also will be granted 23,300 restricted share units, 58,200 performance share units and 49,900 stock options as of his first date of employment with the Company. The restricted share units vest three years from the grant date and are subject to a mandatory two-year holding period. The performance share units vest three years from the grant date based upon the achievement of certain performance goals. At the end of the performance period, 50% of the award is paid in common shares free of restrictions, and 50% is paid in cash. The stock options will have an exercise price equal to the fair market value on the date of grant and will vest at a rate of 25% per year. As an executive officer, Mr. Rutherford will be required to participate in the Company’s Stock Ownership Program. Also, if the resignation of Mr. Rutherford from Park-Ohio Holdings Corp. results in the forfeiture of his earned bonus, the Company will compensate him for the amount forfeited up to a maximum of $150,000.

In addition, Mr. Rutherford will also be eligible to participate in benefit programs offered by the Company to its executives, which include four weeks of vacation time, participation in the Company’s Long-Term Incentive Plan and supplemental contributions under the Ferro Corporation Executive Defined Contribution Plan, which includes a 401(k) match and a pension contribution. It is expected that Mr. Rutherford will enter into a Change in Control Agreement with the Company.

As previously announced, Thomas R. Miklich, the Company’s current Vice President and Chief Financial Officer, will continue to serve in an advisory capacity through July 7, 2012 to facilitate a smooth transition.

Item 7.01 Regulation FD Disclosure.

On March 28, 2012, the Company issued a press release announcing that Mr. Rutherford will succeed Mr. Miklich as Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

March 28, 2012	By:	Mark H. Duesenburg

Name: Mark H. Duesenburg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release